                                                                    EXHIBIT 99.4

                               U.S. $1,000,000,000


                            BRIDGE CREDIT AGREEMENT,


                           dated as of June 23, 2000,


                                      among


                              CALPINE CORPORATION,

                                as the Borrower,


                                       and

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,

                                 as the Lenders,


                                       and

                            CIBC WORLD MARKETS CORP.,

             as Co-Arranger and Documentation Agent for the Lenders,

                                       and

                           CREDIT SUISSE FIRST BOSTON,

             as Lead Arranger and Syndication Agent for the Lenders,

                                       and


                            THE BANK OF NOVA SCOTIA,

           as Lead Arranger and Administrative Agent for the Lenders.

                                TABLE OF CONTENTS

                                                                             PAGE
ARTICLE I                DEFINITIONS AND ACCOUNTING TERMS......................2
      SECTION 1.1.       Defined Terms.........................................2
      SECTION 1.2.       Use of Defined Terms.................................25
      SECTION 1.3.       Cross-References.....................................25
      SECTION 1.4.       Accounting and Financial Determinations..............25

ARTICLE II               COMMITMENTS, BORROWING PROCEDURES AND NOTES..........26
      SECTION 2.1.       Commitments..........................................26
      SECTION 2.1.1.       Commitment.........................................26
      SECTION 2.1.2.       Lenders Not Permitted or Required To
                           Make Loans Under Certain Circumstances.............26
      SECTION 2.2.       Reduction of Commitment Amounts......................26
      SECTION 2.3.       Borrowing Procedure..................................27
      SECTION 2.4.       Continuation and Conversion Elections................27
      SECTION 2.5.       Funding..............................................28
      SECTION 2.6.       Notes................................................28

ARTICLE III              REPAYMENTS, PREPAYMENTS, INTEREST AND FEES...........28
      SECTION 3.1.       Repayments and Prepayments...........................28
      SECTION 3.2.       Interest Provisions..................................30
      SECTION 3.2.1.       Rates..............................................30
      SECTION 3.2.2.       Post-Maturity Rates................................31
      SECTION 3.2.3.       Payment Dates......................................31
      SECTION 3.3.       Fees.................................................32
      SECTION 3.3.1.       Commitment Fee.....................................32
      SECTION 3.3.2.       Arrangers' and Agent's Fees........................32

ARTICLE IV               [INTENTIONALLY OMITTED]..............................32

ARTICLE V                CERTAIN LIBO RATE AND OTHER PROVISIONS...............33
      SECTION 5.1.       LIBO Rate Lending Unlawful...........................33
      SECTION 5.2.       Deposits Unavailable.................................33
      SECTION 5.3.       Increased LIBO Rate Loan Costs, etc..................34
      SECTION 5.4.       Funding Losses.......................................35
      SECTION 5.5.       Increased Capital Costs..............................35
      SECTION 5.6.       Taxes................................................36
      SECTION 5.7.       Payments, Computations, etc..........................37
      SECTION 5.8.       Sharing of Payments..................................38
      SECTION 5.9.       Use of Proceeds......................................39

ARTICLE VI               CONDITIONS PRECEDENT ................................39
      SECTION 6.1.       Initial Credit Extension.............................39
      SECTION 6.1.1.       Resolutions, etc...................................39
      SECTION 6.1.2.       Delivery of Notes..................................39
      SECTION 6.1.3.       Opinions of Counsel................................40
      SECTION 6.1.4.       Closing Fees, Expenses, etc........................40
      SECTION 6.1.5.       No Material Adverse Effect.........................40
      SECTION 6.2.       All Credit Extensions................................40
      SECTION 6.2.1.       Compliance with Warranties, No
                           Default, etc.......................................40
      SECTION 6.2.2.       Credit Request.....................................41
      SECTION 6.2.3.       Satisfactory Legal Form............................41
      SECTION 6.2.4.       Interest Coverage Ratio (Parent Only)..............41
      SECTION 6.2.5.       Senior Note Indentures.............................41

ARTICLE VII              REPRESENTATIONS AND WARRANTIES.......................42
      SECTION 7.1.       Organization, etc....................................42
      SECTION 7.2.       Due Authorization, Non-Contravention, etc............42
      SECTION 7.3.       Government Approval, Regulation, etc.................43
      SECTION 7.4.       Validity, etc........................................43
      SECTION 7.5.       Financial Information................................43
      SECTION 7.6.       No Material Adverse Effect...........................44
      SECTION 7.7.       Litigation, Labor Controversies, etc.................44
      SECTION 7.8.       Subsidiaries.........................................44
      SECTION 7.9.       Ownership of Properties..............................44
      SECTION 7.10.      Taxes................................................44
      SECTION 7.11.      Pension and Welfare Plans............................45
      SECTION 7.12.      Environmental Warranties.............................45
      SECTION 7.13.      Regulations G, U and X...............................47
      SECTION 7.14.      Accuracy of Information..............................47

ARTICLE VIII             COVENANTS............................................47
      SECTION 8.1.       Affirmative Covenants................................47
      SECTION 8.1.1.       Financial Information, Reports,
                           Notices, etc.......................................47
      SECTION 8.1.2.       Compliance with Laws, etc..........................50
      SECTION 8.1.3.       Maintenance of Properties..........................50
      SECTION 8.1.4.       Insurance..........................................50
      SECTION 8.1.5.       Books and Records..................................50
      SECTION 8.1.6.       Environmental Covenant.............................51
      SECTION 8.1.7.       Dividends of Subsidiaries..........................51
      SECTION 8.2.       Negative Covenants...................................51
      SECTION 8.2.1.       Business Activities................................52

      SECTION 8.2.2.       Indebtedness.......................................52
      SECTION 8.2.3.       Liens..............................................54
      SECTION 8.2.4.       Financial Condition................................56
      SECTION 8.2.5.       Investments........................................57
      SECTION 8.2.6.       Restricted Payments, etc...........................58
      SECTION 8.2.7.       Capital Expenditures and Investments...............59
      SECTION 8.2.8.       Rental Obligations.................................59
      SECTION 8.2.9.       Consolidation, Merger, etc.........................60
      SECTION 8.2.10.      Asset Dispositions, etc............................60
      SECTION 8.2.11.      Modification of Certain Agreements.................61
      SECTION 8.2.12.      Transactions with Affiliates.......................61
      SECTION 8.2.13.      Negative Pledges, Restrictive
                           Agreements, etc....................................61

ARTICLE IX               EVENTS OF DEFAULT....................................62
      SECTION 9.1.       Listing of Events of Default.........................62
      SECTION 9.1.1.       Non-Payment of Obligations.........................62
      SECTION 9.1.2.       Breach of Warranty.................................62
      SECTION 9.1.3.       Non-Performance of Certain Covenants
                           and Obligations....................................63
      SECTION 9.1.4.       Non-Performance of Other Covenants and
                           Obligations........................................63
      SECTION 9.1.5.       Default on Other Indebtedness......................63
      SECTION 9.1.6.       Judgments..........................................64
      SECTION 9.1.7.       Pension Plans......................................64
      SECTION 9.1.8.       Control of the Borrower............................64
      SECTION 9.1.9.       Bankruptcy, Insolvency, etc........................64
      SECTION 9.1.10.      Impairment of Security, etc........................65
      SECTION 9.2.       Action if Bankruptcy.................................65
      SECTION 9.3.       Action if Other Event of Default.....................66

ARTICLE X                THE AGENT............................................66
      SECTION 10.1.      Actions..............................................66
      SECTION 10.2.      Funding Reliance, etc................................67
      SECTION 10.3.      Exculpation..........................................67
      SECTION 10.4.      Successor............................................68
      SECTION 10.5.      Loans by Scotiabank..................................68
      SECTION 10.6.      Credit Decisions.....................................69
      SECTION 10.7.      Copies, etc..........................................69

ARTICLE XI               MISCELLANEOUS PROVISIONS.............................69
      SECTION 11.1.      Waivers, Amendments, etc.............................69
      SECTION 11.2.      Notices..............................................70

      SECTION 11.3.      Payment of Costs and Expenses........................70
      SECTION 11.4.      Indemnification......................................71
      SECTION 11.5.      Survival.............................................72
      SECTION 11.6.      Severability.........................................73
      SECTION 11.7.      Headings.............................................73
      SECTION 11.8.      Execution in Counterparts, Effectiveness,
                         etc..................................................73
      SECTION 11.9.      Governing Law; Entire Agreement......................73
      SECTION 11.10.     Successors and Assigns...............................73
      SECTION 11.11.     Sale and Transfer of Loans and Notes;
                         Participations in Loans and Notes....................74
      SECTION 11.11.1.     Assignments........................................74
      SECTION 11.11.2.     Participations.....................................76
      SECTION 11.12.     Other Transactions...................................77
      SECTION 11.13.     Forum Selection and Consent to Jurisdiction..........77
      SECTION 11.14.     Waiver of Jury Trial.................................78
      SECTION 11.15.     Confidentiality......................................78

SCHEDULE 1 -  Disclosure Schedule

EXHIBIT A  -  Form of Note
EXHIBIT B  -  Form of Borrowing Request
EXHIBIT C  -  Form of Continuation/Conversion Notice
EXHIBIT D  -  Form of Lender Assignment Agreement
EXHIBIT E  -  Form of Opinion of Counsel to the Borrower
EXHIBIT F  -  Form of Opinion of Counsel to the Agent

                             BRIDGE CREDIT AGREEMENT


        THIS BRIDGE CREDIT AGREEMENT, dated as of June 23, 2000, among CALPINE CORPORATION, a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), CIBC WORLD MARKETS CORP. ("CIBC"), as co-arranger and documentation agent, CREDIT SUISSE FIRST BOSTON ("CSFB"), as lead arranger and syndication agent and THE BANK OF NOVA SCOTIA ("Scotiabank"), as lead arranger and administrative agent (Scotiabank, in such capacity, the "Agent") for the Lenders,

                              W I T N E S S E T H:

        WHEREAS, the Borrower is engaged directly and through its various Subsidiaries and Joint Ventures in the business of acquiring, developing, owning and operating power generation facilities, purchasing, developing and selling electricity and steam (including geothermal steam and fluids) and purchasing, developing and selling natural gas and other fuels and related marketing activities; and

        WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which Loans will be made to the Borrower from time to time prior to the Commitment Termination Date for such Commitments so long as the aggregate principal amount of outstanding Loans at any one time does not exceed in the aggregate $1,000,000,000;

        WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article VI), to extend such Commitments, make such Loans to the Borrower;

        WHEREAS, the proceeds of such Loans will be used to purchase and/or finance identified Acquisitions, or ownership interests in any Person owning any asset included within the definition of Acquisition, and for general corporate purposes of the Borrower and its Subsidiaries;

        NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

        "Acquisition" means an acquisition by the Borrower or any of its Subsidiaries of power projects, reserves of geothermal steam and fluids, natural gas reserves, and other assets within the scope of its existing business.

        "Additional Assets" means (i) any property or assets related to the ownership, acquisition, development, construction, improvement and operation of Facilities, including any related fuel reserves, which will be owned and used by the Borrower or a Subsidiary; (ii) the capital stock of a Person that becomes a Subsidiary as a result of the acquisition of such capital stock by the Borrower or another Subsidiary or (iii) capital stock constituting a minority interest in any Person that at such time is a Subsidiary.

        "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

               (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

               (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to
Section 10.4.

        "Agreement" means, on any date, this Bridge Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

        "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

               (a) the rate of interest most recently established by Scotiabank at its Domestic Office as its base rate; and

               (b) the Federal Funds Rate most recently determined by Scotiabank plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Scotiabank in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

        "Applicable Margin" means, in the case of any Base Rate Loan, a rate per annum of 0.75% and in the case of any LIBO Rate Loan, a rate per annum of 1.75%.

        "Asset Sale" means any sale, transfer, lease or other disposition described in Section 8.2.10(b).

        "Assignee Lender" is defined in Section 11.11.1.

        "Attributable Debt" means, with respect to a Sale/Leaseback Transaction, the present value as of the date of determination (discounted at the weighted average interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments for the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

        "Authorized Officer" means, relative to any Obligor, the president, any executive vice president, any senior vice president, the vice president - finance, the secretary, any assistant secretary and the chief financial officer for whom a signature and incumbency certificate has been delivered to the Agent and those other of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 6.1.1.

        "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

        "Borrower" is defined in the preamble.

        "Borrower EBITDA" means, for any period, the consolidated EBITDA of the Borrower and its Subsidiaries, minus that portion of Consolidated Interest Expense payable by the consolidating Subsidiaries, minus the principal payments of the consolidating Subsidiaries, minus the consolidated non-discretionary Capital Expenditures (i.e., Capital Expenditures which are expressly required to be made under any agreement, contract, instrument, permit, license, law, regulation, judgment or other arrangement (other than those arrangements and contracts that relate to the performance of the work for which the Capital Expenditure is being made) binding on the Borrower or any Subsidiary) of the Borrower and its Subsidiaries, plus, without duplication, cash and Cash Equivalent Investments of the Borrower's Wholly Owned Subsidiaries and Cogen America that are legally and contractually available to each such Subsidiary for the payment of dividends, but only to the extent the source of such cash and Cash Equivalent Investments is from such Subsidiary's EBITDA or from repayments to such Subsidiary of loans made by such Subsidiary.

        "Borrower Interest Expense" means, for any period, as applied to the Borrower, the sum of (a) the total interest expense of the Borrower for such period as determined in accordance with GAAP, including, without limitation, all interest paid by the Borrower under its subordinated debt securities issued to a Trust, plus (b) all but the principal component of rentals in respect of Capitalized Lease Liabilities paid, accrued, or scheduled to be paid or accrued by the Borrower, plus (c) one-third of all operating lease obligations paid, accrued and/or scheduled to be paid by the Borrower, plus (d) capitalized interest plus (e) dividends paid in respect of preferred stock of the Borrower held by Persons other than the Borrower, plus (f) cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any person (other than Borrower) in connection with loans incurred by such employee stock ownership plan to purchase capital stock of the Borrower.

        "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

        "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B.

        "Business Day" means

               (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in San Francisco or New York; and

               (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

        "Capital Expenditures" means, for any period, the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

        "Capitalized Lease Liabilities" means all rental obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Cash Equivalent Investment" means, at any time:

               (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or an agency or instrumentality thereof;

               (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                   (i) a corporation (excluding Affiliates of the Borrower)
               organized under the laws of any state of the United States or of the District of Columbia and rated at least A-l by S&P or P-l by Moody's, or

                   (ii) any Lender (or its holding company or Affiliates);

               (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

                   (i) a commercial banking institution that is a member of the
               Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                   (ii) any Lender;

               (d) money market mutual funds registered with the Securities and Exchange Commission;

               (e) corporate evidences of indebtedness rated A or better by S&P or A2 or better by Moody's;

               (f) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which

                   (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through
               (e); and

                   (ii) has a market value at the time such
               repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder; or

               (g) any other investment approved by the Required Lenders.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

        "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower.

        "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

        "Cogen America" means Cogeneration Corporation of America, a Delaware corporation of which the Borrower owns not less than 50% of the outstanding voting stock.

        "Commitment" means, relative to any Lender, such Lender's obligation to make Loans pursuant to Section 2.1.1.

        "Commitment Amount" means, on any date, $1,000,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

        "Commitment Availability" means, on any date, the excess of

               (a) the then Commitment Amount,

         over

               (b) the sum of the outstanding principal amount of all Loans on such date.

         "Commitment Termination Date" means the earliest of

               (a) the six month anniversary of the Effective Date;

               (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

               (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without any further action.

        "Commitment Termination Event" means

               (a) the occurrence of any Default described in clauses (a) through (d) of Section 9.1.9 with respect to the Borrower or any Significant Subsidiary; or

               (b) the occurrence and continuance of any other Event of Default and either

                   (i) the declaration of the Loans to be due and payable
               pursuant to Section 9.3, or

                   (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

        "Consolidated Income Tax Expense" means, for any period, as applied to the Borrower, the provision for local, state, federal or foreign income taxes on a consolidated basis for such period determined in accordance with GAAP.

        "Consolidated Interest Expense" means, for any period, as applied to the Borrower, the sum of (a) the total interest expense of the Borrower and its consolidated Subsidiaries for such period as determined in accordance with GAAP, plus (b) all but the principal component of rentals in respect of Capitalized Lease Liabilities paid, accrued, or scheduled to be paid or accrued by the Borrower or its consolidated Subsidiaries, plus

(c) one-third of all operating lease obligations paid, accrued, and/or scheduled to be paid by the Borrower and its consolidated Subsidiaries, plus (d) capitalized interest, plus (e) dividends paid in respect of preferred stock of the Borrower or any Subsidiary held by Persons other than the Borrower or a Wholly Owned Subsidiary, including, without limitation, but without duplication of payments by the Borrower to a Trust, all payments by a Trust of dividends and distributions with respect to the Guaranteed Preferred Securities, plus (f) cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any Person (other than the Borrower or a Subsidiary) in connection with loans incurred by such employee stock ownership plan to purchase capital stock of the Borrower.

        "Consolidated Net Income (Loss)" means, for any period, as applied to the Borrower, the Consolidated Net Income (loss) of the Borrower and its consolidated Subsidiaries for such period, determined in accordance with GAAP, adjusted by excluding (without duplication), to the extent included in such net income (loss), the following: (i) all extraordinary gains or losses; (ii) any net income of any Person if such Person is not incorporated or organized in the United States, a state thereof or the District of Columbia, except that (A) the Borrower's equity in the net income of any such Person for such period shall be included in Consolidated Net Income (Loss) up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Subsidiary incorporated or organized in the United States, a state thereof or the District of Columbia, as a dividend or other distribution and (B) the equity of the Borrower or a Subsidiary in a net loss of any such Person for such period shall be included in determining Consolidated Net Income (Loss); (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not at the time thereof permitted, directly or indirectly, by operation of the terms of its charter or by-laws or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders; (iv) any net income (or loss) of any Person combined with the Borrower or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of such combination; (v) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Borrower or its Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition by the Borrower or any Subsidiary of any capital stock of any Person, provided that losses shall be included on an after-tax basis; and (vi) the cumulative effect of a change in accounting principles; and further adjusted by subtracting from such net income the tax liability of any parent of the Borrower to the extent of payments made to such parent by the Borrower pursuant to any tax sharing agreement or other arrangement for such period.

        "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall be calculated on a net basis (i.e., after taking into effect agreements, undertakings and other arrangements between the Person whose obligations are being guaranteed and the counterparty to such Person's obligations) and shall (subject to any limitation set forth therein) be deemed to be the outstanding net principal amount (or maximum net principal amount, if larger) of the debt, obligation or other liability guaranteed thereby, or, if the principal amount is not stated or determinable, the maximum reasonably anticipated net liability in respect thereof as determined by the Person in good faith, provided that (y) the amount of any Contingent Liability arising out of any indebtedness, obligation or liability other than the items described in clauses (a), (b) and (c) of the definition of "Indebtedness" and (z) the amount of any Contingent Liability consisting of a "keep-well", "make well" or other similar arrangement shall be deemed to be zero unless and until the Borrower is required to make any payment with respect thereto (and shall thereafter be deemed to be the amount required to be paid).

        "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C.

        "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

        "Credit Extension" means and includes the advancing of any Loans by the Lenders in connection with a Borrowing.

        "Debt" means the outstanding principal amount of all Indebtedness of the Borrower and its consolidated Subsidiaries of the nature referred to in clauses
(a), (b), (c) and (f) of the definition of "Indebtedness," and (without duplication) all Contingent Liabilities in respect of any of the foregoing.

        "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

        "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule 1, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

        "Dollar" and the sign "$" mean lawful money of the United States.

        "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing Base Rate Loans.

        "EBITDA" means, for any period, as applied to the Borrower, the sum of Consolidated Net Income (Loss) (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent included in calculating Consolidated Net Income
(Loss): (a) Consolidated Income Tax Expense, (b) Consolidated Interest Expense,
(c) depreciation expense, (d) amortization expense and (e) all other non-cash items reducing Consolidated Net Income, less all non-cash items increasing Consolidated Net Income, in each case for such period; provided that, if the Borrower has any Subsidiary that is not a Wholly Owned Subsidiary, EBITDA shall be reduced (to the extent not otherwise reduced by GAAP) by an amount equal to
(A) the consolidated net income (loss) of such Subsidiary (to the extent included in Consolidated Net Income (Loss)) multiplied by (B) the quotient of
(1) the number of shares of outstanding common stock of such Subsidiary not owned on the last day of such period by the Borrower or any Wholly Owned Subsidiary of the Borrower divided by (2) the total number of shares of outstanding common stock of such Subsidiary on the last day of such period.

        "8 3/4% Senior Notes" means the $275,000,000 of 8 3/4% Senior Notes due 2007 issued by the Borrower pursuant to the 8 3/4% Senior Note Indenture.

        "8 3/4% Senior Note Indenture" means that certain Indenture dated as of July 8, 1997 between the Borrower and The Bank of New York, Trustee.

        "Effective Date" means the date on or before June 30, 2000, specified in a written notice from the Agent on which this Agreement becomes effective pursuant to Section 11.8.

        "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

        "Event of Default" is defined in Section 9.1.

        "Facility" means a power generation facility or energy producing facility and all related assets and facilities, including any related fuel reserves.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

               (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

               (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Scotiabank from three federal funds brokers of recognized standing selected by it.

        "Fiscal Quarter" means any period of three consecutive months ending on March 31, June 30, September 30 or December 31 of any year.

        "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1995 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

        "$400,000,000 Credit Agreement" means that certain U.S. $400,000,000 Second Amended and Restated Credit Agreement dated as of May 23, 2000 among, inter alia, the Borrower and Scotiabank, as administrative agent.

        "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

        "GAAP" is defined in Section 1.4.

        "Guaranteed Preferred Securities" means the preferred securities issued by one of the Trusts, from time to time, including, without limitation the $276,000,000 of principal amount of such securities issued in October, 1999, the $300,000,000 of principal amount of such securities issued in January, 2000 and the $60,000,000 of principal amount of such securities issued in February, 2000.

        "Hazardous Material" means

               (a) any "hazardous substance", as defined by CERCLA;

               (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

               (c) any petroleum product; or

               (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

        "Hedging Obligations" means, with respect to any Person, the net liabilities of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, foreign exchange contracts, currency swap agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates and (b) commodity or power swap or exchange agreements.

        "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

        "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

               (a) which is of a "going concern" or similar nature;

               (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

               (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under
        Section 8.2.4.

        "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

        "Indebtedness" of any Person means, without duplication:

               (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding the Borrower's subordinated debt securities issued to a Trust and the Guaranteed Preferred Securities or any similar securities);

               (b) all obligations, contingent or otherwise, relative to the stated amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; provided, however, that if a letter of credit or banker's acceptance has been issued to support or secure any other form of Indebtedness, only the greater of the stated amount of such letter of credit or banker's acceptance or the outstanding principal amount of Indebtedness supported or secured, but not both, will be considered Indebtedness hereunder;

               (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

               (d) all other items other than deferred taxes, deferred revenue and deferred leases which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

               (e) net liabilities of such Person under all Hedging Obligations;

               (f) whether or not so included as liabilities in accordance with GAAP, all net obligations of such Person to pay the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, but excluding any royalties or similar payments to be made by such Person which are based on production or performance; and

               (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless the indebtedness of such partnership or joint venture is expressly nonrecourse to such Person.

        "Indemnified Liabilities" is defined in Section 11.4.

        "Indemnified Parties" is defined in Section 11.4.

        "Interest Coverage Ratio" means, for any period of four Fiscal Quarters, the ratio of (x) the consolidated EBITDA of the

Borrower and its Subsidiaries during such period to (y) the Consolidated Interest Expense of the Borrower and its Subsidiaries (excluding from Consolidated Interest Expense for purposes of this clause (y) interest capitalized in connection with the construction of a new Facility which interest is capitalized during the construction of such Facility) incurred during such period. This ratio shall be calculated after giving pro forma effect to any Acquisition based upon the historical audited financial statements of the project that was the subject of the Acquisition. It is agreed that for purposes of clause (f) of Section 8.2.2 only, the Interest Coverage Ratio shall be calculated in conformity in all respects with the calculation of "Consolidated Coverage Ratio" under the Senior Note Indentures.

        "Interest Coverage Ratio (Parent Only)" means, for any period of four Fiscal Quarters, the ratio of (x) the Borrower EBITDA during such period to (y) the Borrower Interest Expense (excluding from Borrower Interest Expense for purposes of this clause (y) interest capitalized in connection with the construction of a new Facility which interest is capitalized during the construction of such Facility) during such period; provided, however, that if the Interest Coverage Ratio (Parent Only) as so calculated falls below 1.70 to 1.00, then for purposes of Section 6.2.4, the Interest Coverage Ratio (Parent
Only) shall be calculated as of the end of any calendar month on a rolling twelve month basis until the Interest Coverage Ratio (Parent Only) equals or exceeds 1.70 to 1.00, at which time such ratio shall again be tested quarterly. This ratio shall be calculated after giving pro forma effect to any Acquisition.

        "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

               (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates;

               (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

               (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

               (d) no Interest Period may end later than the date set forth in clause (a) of the definition of "Commitment Termination Date".

        "Investment" means, relative to any Person, without duplication,

               (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and prepaid expenses);

               (b) any Contingent Liability of such Person; and

               (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

        "Investment Joint Venture" means, with respect to any Person, any corporation, partnership or other Person of which 25% or more of the outstanding capital stock or other comparable ownership interest having ordinary voting power to elect not less than 25% of the board of directors of such corporation

(irrespective or whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

        "Joint Venture" means, with respect to any Person, any corporation, partnership or other Person of which 50% of the outstanding capital stock or other comparable ownership interest having ordinary voting power to elect not less than 50% of the board of directors of such corporation (irrespective or whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

        "knowledge" or "to the Borrower's knowledge" means the knowledge of or to the knowledge of the president, any vice president, the general counsel, the secretary, the chief financial officer, the controller or the vice president-finance of the Borrower.

        "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit D.

        "Lenders" is defined in the preamble.

        "Leverage Ratio" means the ratio of (a) Debt to (b) Debt plus Tangible Net Worth.

        "LIBO Rate" is defined in Section 3.2.1.

        "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

        "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

        "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

        "LIBOR Reserve Percentage" is defined in Section 3.2.1.

        "Lien" means any security interest, mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

        "Loan" is defined in Section 2.1.1.

        "Loan Document" means this Agreement, the Notes and each other relevant agreement, document or instrument (including the fee letter described in Section 3.3.2) delivered in connection therewith.

        "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations or assets (including any power projects) of the Borrower and its Significant Subsidiaries taken as a whole; or (b) a material adverse change in the ability of the Borrower or any other Obligor to perform under any Loan Document.

        "Monthly Payment Date" means the last day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

        "Moody's" is defined in the definition of the term "Borrower's Credit Rating".

        "Net Available Cash" means, with respect to any Asset Sale, the cash or cash equivalent payments received by the Borrower or a Subsidiary in connection with such Asset Sale (including any cash received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as or when received and also including the proceeds of other property received when converted to cash or cash equivalents) net of the sum of, without duplication,
(i) all reasonable legal, title and recording tax expenses, reasonable commissions, and other reasonable fees and expenses incurred directly relating to such Asset Sale, (ii) all local, state, federal and foreign taxes required to be paid or accrued as a liability by the Borrower or any of its Subsidiaries as a consequence of such Asset Sale, (iii) payments made to repay Indebtedness which is secured by any assets subject to such Asset Sale in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or by applicable law, be repaid out of the proceeds from such Asset Sale and (iv) all distributions required by any contract entered into other than in contemplation of such Asset Sale to be paid to any holder of a minority equity interest in such Subsidiary as a result of such Asset Sale, so long as such distributions do not exceed such minority holder's pro rata portion (based on such minority holder's proportionate equity interest) of the cash or cash equivalent payments described above, net of the amounts set forth in clauses (i)-(iii) above.

        "Net Equity Proceeds" means, with respect to any issuance by the Borrower or a Trust of any equity securities (including the Guaranteed Preferred Securities), the gross consideration received by or for the account of the issuer minus underwriting and brokerage commissions, discounts and fees relating to such issuance that are payable by the issuer.

        "9 1/4% Senior Notes" means the $105,000,000 of 9 1/4% Senior Notes due 2004 issued by the Borrower pursuant to the 9 1/4% Senior Note Indenture.

        "9 1/4% Senior Note Indenture" means that certain Indenture dated as of February 17, 1994 between the Borrower and Shawmut Bank Connecticut, National Association, Trustee.

        "Nonmaterial Subsidiary Default" means any Default arising or resulting from the default or potential default by a Subsidiary under any obligation or condition under Section 8.1 of this Agreement or under any other agreement, contract or undertaking binding on such Subsidiary other than (i) the failure by such Subsidiary to make a required payment under any

Indebtedness of such Subsidiary having a principal amount in excess of $10,000,000 and (ii) a default in the performance or observance of any obligation or condition with respect to any Indebtedness of such Subsidiary having a principal amount in excess of $10,000,000 and, as a result thereof, the holder or holders of such Indebtedness, or any trustee or agent for such holders, causes such Indebtedness to be repaid more quickly than theretofore scheduled, whether through the introduction of a "cash sweep," the increase of an existing "cash sweep" or otherwise.

        "Note" means a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

        "Obligor" means the Borrower or any other Person (other than the Agent or any Lender) obligated under, or otherwise a party to, any Loan Document.

        "Organic Document" means, relative to any Obligor, its certificate of incorporation, partnership agreement, or similar organizational document, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock or other ownership interests.

        "Participant" is defined in Section 11.11.

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section

4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

        "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.

        "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Plan" means any Pension Plan or Welfare Plan.

        "pro forma" or "pro forma basis" means, for any period, that if the Borrower or any Subsidiary shall have made any acquisition or disposition of assets or capital stock (occurring by merger or otherwise) since the beginning of such period (including any acquisition or disposition of assets or capital stock occurring in connection with a transaction causing a calculation to be made hereunder), subject to the qualifications set forth in the definitions thereof, the Interest Coverage Ratio and Interest Coverage Ratio (Parent Only) calculated for such period shall be calculated after giving pro forma effect to such acquisition or disposition, based upon the historical audited financial statements covering the assets or stock so acquired or disposed.

        "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

        "Release" means a "release", as such term is defined in CERCLA.

        "Required Lenders" means, at any time, Lenders having

Percentages aggregating at least 51%.

        "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Borrower or a Subsidiary transfers such property to a Person and leases it back from such Person, other than leases for a term of not more than 36 months or between the Borrower and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries. "Sale/Leaseback Transactions" shall not include any arrangements or transactions constituting Capitalized Lease Liabilities.

        "S&P" is defined in the definition of the term "Borrower's Credit
Rating".

        "Scotiabank" is defined in the preamble.

        "Senior Note Indentures" means, collectively, the 7 3/4% Senior Note Indenture, the 7 5/8% Senior Note Indenture, the 7 7/8% Senior Note Indenture, the 8 3/4% Senior Note Indenture, the 9 1/4% Senior Note Indenture and the 10 1/2% Senior Note Indenture.

        "Senior Notes" means, collectively, the 7 3/4% Senior Notes, the 75/8% Senior Notes, the 7 7/8% Senior Notes, the 8 3/4% Senior Notes, the 9 1/4% Senior Notes and the 10 1/2% Senior Notes.

        "7 5/8 Senior Notes" means the $250,000,000 of 7 5/8% Senior Notes due 2006 issued by the Borrower pursuant to the 7 5/8% Senior Note Indenture.

        "7 5/8 Senior Note Indenture" means the certain Indenture dated as of March 29, 1999 between the Borrower and The Bank of New York, Trustee.

        "7 7/8% Senior Notes" means the $400,000,000 of 7 7/8% Senior Notes due 2008 issued by the Borrower pursuant to the 7 7/8% Senior Note Indenture.

        "7 7/8% Senior Note Indenture" means that certain Indenture dated as of March 31, 1998 between the Borrower and The Bank of

New York, Trustee.

        "7 3/4 Senior Notes" means the $350,000,000 of 7 3/4% Senior Notes due 2009 issued by the Borrower pursuant to the 7 3/4% Senior Note Indenture.

        "7 3/4 Senior Note Indenture" means that certain Indenture dated as of March 29, 1999 between the Borrower and The Bank of New York, Trustee.

        "Significant Subsidiary" means each Subsidiary of the Borrower that

               (a) accounted for at least 10% of consolidated revenues of the Borrower and its Subsidiaries or 10% of consolidated earnings of the Borrower and its Subsidiaries before interest and taxes, in each case for the last four full Fiscal Quarters immediately preceding the date as of which any such determination is made; or

               (b) has assets which represent at least 10% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last Fiscal Quarter of the Borrower immediately preceding the date as of which any such determination is made, all of which shall be as reflected on the financial statements of the Borrower for the period, or as of the date, in question.

        "Special Purpose Subsidiary" is defined in Section 8.2.2(e).

        "Subordinated Debt" means all unsecured Indebtedness of the Borrower for money borrowed which is subordinated, upon terms satisfactory to the Agent and the Required Lenders, in right of payment to the payment in full in cash of all Obligations.

        "Subsidiary" means, with respect to any Person, any corporation, partnership or other Person of which more than 50% of the outstanding capital stock or other comparable ownership interest having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

        "Tangible Net Worth" means the consolidated net worth of the Borrower and its Subsidiaries, including the aggregate outstanding face amount of the Guaranteed Preferred Securities, after subtracting therefrom the aggregate amount of any intangible assets of the Borrower and its Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

        "Taxes" is defined in Section 5.6.

        "10 1/2% Senior Note Indenture" means that certain Indenture dated as of May 16, 1996 between Borrower and Fleet National Bank, as Trustee.

        "10 1/2% Senior Notes" means the $180,000,000, ten year notes issued by the Borrower on May 16, 1996 pursuant to the 10 1/2% Senior Note Indenture.

        "Trust" means Calpine Capital Trust and Calpine Capital Trust I, each a Delaware business trust.

        "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

        "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

        "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

        "Wholly Owned Subsidiary" means a Subsidiary all the capital stock of which (other than directors' qualifying shares) is owned by the Borrower or another Wholly Owned Subsidiary.

        SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

        SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

        SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 8.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles ("GAAP") in effect from time to time.


                                   ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

        SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees as follows:

        SECTION 2.1.1. Commitment. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender severally will make Loans (relative to such Lender, its "Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow and prepay Loans. No amounts paid or prepaid with respect to any Loans may be reborrowed.

        SECTION 2.1.2. Lenders Not Permitted or Required To Make Loans Under Certain Circumstances. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans

                   (i) of all Lenders made since the Effective Date would exceed the Commitment Amount, or

                   (ii) of such Lender made since the Effective Date would
               exceed such Lender's Percentage of the Commitment Amount.

        SECTION 2.2. Reduction of Commitment Amounts. The Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Agent and be permanent reductions of the Commitment Amount, and any partial reduction of any Commitment Amount shall be in a minimum amount of $2,000,000 and in an integral multiple of $500,000.

        SECTION 2.3. Borrowing Procedure. By delivering a Borrowing Request to the Agent on or before 10:00 a.m., San Francisco time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than three days, in the case of LIBO Rate Loans, or one day in the case of Base Rate Loans, nor more than five Business Days' notice, that a Borrowing be made in a minimum amount of $2,000,000 or in the unused amount of the Commitment. The Agent shall promptly transmit the information in the Borrower's request to each Lender. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (San Francisco time) on the Business Day specified in such Borrowing Request each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

        SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m., San Francisco time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $2,000,000 of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/ Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing. The Agent shall promptly transmit the information in each Continuation/Conversion Notice to each Lender.

        SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; provided, further, that each Lender shall use reasonable efforts in making any such election to minimize the costs payable by the Borrower hereunder with respect to any Loan or Commitment. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 5.1, 5.2, 5.3 or 5.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

        SECTION 2.6. Notes. Each Lender's Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.


                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

        SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Commitment Termination Date. Prior thereto, the Borrower

               (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                   (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period, of all Lenders;

                   (ii) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan, unless the Borrower also pays all losses and expenses (for which the Borrower has received written notice, including calculations in reasonable detail) as a result of such prepayment as provided in Section 5.4;

                   (iii) all such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to the Agent; and

                   (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $2,000,000; and

               (b) shall, on each date when any reduction in the Commitment Amount shall become effective, make a mandatory prepayment (which shall be applied (or held for application, as the case may be) by the Lenders to the payment of the aggregate unpaid principal amount of those Loans then outstanding in an amount equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans over the Commitment Amount as so reduced; and

               (c) shall, if the Borrower, the Trusts of any of its or their Subsidiaries raises capital through the issuance of any type of equity or issues any subordinated unsecured debt or senior unsecured debt (including any trust preferred securities or other convertible instrument) otherwise permitted by this Agreement, make a mandatory prepayment of all Loans in an amount equal to the Net Equity Proceeds (in the case of any issuance of equity) or the proceeds of such issuance, net of usual and customary fees and expenses (in the case of any issuance of debt); and

               (d) shall, immediately upon any acceleration of the Commitment Termination Date of any Loans pursuant to Section 9.2 or Section 9.3, repay all Loans, unless, pursuant to Section 9.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 5.4. Each mandatory or voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.

        SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

        SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

               (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

               (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

        The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

            LIBO Rate         =                 LIBO Rate
                                     -------------------------------
         (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from Scotiabank, two Business Days before the first day of such Interest Period.

        "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Scotiabank's LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Scotiabank's LIBO Rate Loan and for a period approximately equal to such Interest Period.

        "LIBOR Reserve Percentage" means, for each day of any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified from time to time under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board.

        All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

        SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Commitment Termination Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus a margin of 2%.

        SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

               (a) on the Commitment Termination Date;

               (b) on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Loan being prepaid;

               (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

               (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at the end of the third month of such Interest Period);

               (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

               (f) on that portion of any Loans the Commitment Termination Date of which is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Commitment Termination Date, upon acceleration or otherwise) shall be payable upon demand.

        SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this
Section 3.3. All such fees shall be non-refundable.

        SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article VI) commencing on the Effective Date and continuing through the final Commitment Termination Date, a commitment fee at a rate of 0.50% per annum times each such Lender's Percentage of the average daily unused portion of the Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on each Commitment Termination Date.

        SECTION 3.3.2. Arrangers' and Agent's Fees. The Borrower agrees to pay to Scotiabank, CSFB and CIBC for their own account the up-front fees described in the fee letter among the Borrower, Scotiabank, CSFB and CIBC dated June 23, 2000, at the time required in such letter.


                                   ARTICLE IV

                             [INTENTIONALLY OMITTED]


                                    ARTICLE V

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

        SECTION 5.1. LIBO Rate Lending Unlawful. If any Lender shall determine in good faith (which good faith determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of all Lenders to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. Until such time as such Lender's obligation to make, continue and maintain LIBO Rate Loans is reinstated, the Borrower shall have the right (with the prior written consent of the Agent, which consent shall not be unreasonably withheld) to replace such affected Lender by obtaining another financial institution that is willing to purchase such affected Lender's interest herein for the full amount of any outstanding Loans and other amounts owed hereunder (including principal, accrued interest, breakage costs and any other unreimbursed costs and expenses owed to such Lender), to assume such affected Lender's obligations under this Agreement and to become a Lender hereunder. In such event, the affected Lender shall, upon ten (10) Business Days notice from Borrower, assign one hundred percent (100%) of its interest hereunder to such replacement lender for the price described in the previous sentence.

        SECTION 5.2. Deposits Unavailable. If the Agent shall have determined that

               (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to Scotiabank or any Lender in its relevant market; or

               (b) by reason of circumstances affecting Scotiabank's or any Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended (at the end of the applicable Interest Period, in the case of outstanding LIBO Rate

Loans) until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

        SECTION 5.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans as a result in any change after the Effective Date, in applicable law, regulation, rule, decree or regulatory requirement or in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error and if given in good faith, be conclusive and binding on the Borrower. If such increased costs do not affect all of the Lenders, the Borrower shall have the right (with the prior written consent of the Agent, which consent shall not be unreasonably withheld) to replace the affected Lender by obtaining another financial institution that is willing to purchase such affected Lender's interest herein for the full amount of any outstanding Loans (principal and accrued interest), to assume such affected Lender's obligations under this Agreement and to become a Lender hereunder. In such event, the affected Lender shall, upon five (5) Business Days notice from Borrower, assign one hundred percent (100%) of its interests hereunder to such replacement lender for the price described in the previous sentence and thereafter such Lender shall have no further obligations hereunder.

        SECTION 5.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate

Loan) as a result of

               (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto;

               (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor other than as a result of any act or omission by such Lender;

               (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor other than as a result of any act or omission by such Lender; or

               (d) any LIBO Rate Loan not being prepaid in accordance with a notice of prepayment,

then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail and all information and documentation reasonably necessary to support such calculations) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

        SECTION 5.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority causes the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender attributable to or based upon the Loans or Commitments hereunder to be increased, and such Lender determines (in its reasonable discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error and if made in good faith, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its good faith discretion) shall deem applicable.

        SECTION 5.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

               (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

               (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

        If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 5.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

        Upon the request of the Borrower or the Agent, each Lender (including any assignee of a Lender) that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of and as a condition to any payments under the Notes, execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms W-8EC1 or Forms W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

        SECTION 5.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., San Francisco time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (other than when calculated with respect to the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

        SECTION 5.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 5.3, 5.4 and 5.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

               (a) the amount of such selling Lender's required repayment to the purchasing Lender to

               (b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

        SECTION 5.9. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing in accordance with the fourth recital; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

        SECTION 6.1. Initial Credit Extension. The effectiveness of this Agreement shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 6.1.

        SECTION 6.1.1. Resolutions, etc. The Agent shall have received from each Obligor a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary, as to

               (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

               (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

        SECTION 6.1.2. Delivery of Notes. The Agent shall have received, for the account of each Lender, its Notes duly executed and delivered by the Borrower.

        SECTION 6.1.3. Opinions of Counsel. The Agent shall have received opinions, dated the date of the Effective Date and addressed to the Agent and all Lenders, from

               (a) Lisa Bodensteiner, Esq., general counsel of the Borrower, and Thelen Reid & Priest, substantially in the form of Exhibits E-1 and E-2.

               (b) Mayer, Brown & Platt, counsel to the Agent, substantially in the form of Exhibit F.

        SECTION 6.1.4. Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 11.3, if then invoiced.

        SECTION 6.1.5. No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 1999.

        SECTION 6.2. All Credit Extensions. The obligation of each Lender to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2.

        SECTION 6.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any Borrowing) the following statements shall be true and correct

        (a) the representations and warranties set forth in Article VII (excluding, however, those contained in Section 7.7) and in each other Loan Document shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

        (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 7.7

               (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Significant Subsidiaries which would reasonably be expected to cause a Material Adverse Effect or which purports to materially and adversely affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

               (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.7 which might have a Material Adverse Effect; and

        (c) no Default (other than a Nonmaterial Subsidiary Default) shall have then occurred and be continuing, and neither the Borrower, any other Obligor, nor any of its Significant Subsidiaries are in material violation of any law or governmental regulation or court order or decree which would reasonably be expected to cause a Material Adverse Effect.

        SECTION 6.2.2. Credit Request. The Agent shall have received a Borrowing Request for such Credit Extension. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of the Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in
Section 6.2.1 are true and correct.

        SECTION 6.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

        SECTION 6.2.4. Interest Coverage Ratio (Parent Only). The Interest Coverage Ratio (Parent Only), calculated as of the end of the most recently ended Fiscal Quarter or, if the Interest Coverage Ratio (Parent Only) had previously fallen below 1.70 to 1.00 and had not subsequently returned to 1.70 to 1.00 or better, calculated as of the end of the most recently ended calendar month, shall be at least 1.70 to 1.00 for the previous 12 months.

        SECTION 6.2.5. Senior Note Indentures. The Borrower shall have certified to the Agent that its incurrence of the Indebtedness under such Borrowing is permitted under the terms of Section 3.4 of the Senior Note Indentures. To the extent that the Borrower is relying on clause (a) of Section 3.4 of the Senior
Note Indentures, the Borrower shall have delivered to the Agent a certificate demonstrating its compliance with the incurrence test set forth therein.


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

        In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VII.

        SECTION 7.1. Organization, etc. The Borrower and each of its Significant Subsidiaries is a corporation, partnership, limited liability company or similar entity validly organized and existing and in good standing under the laws of the State of its organization, is duly qualified to do business and is in good standing as a foreign organization in each jurisdiction where the nature of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the Borrower's or any Obligor's ability to perform its obligations under the Loan Documents to which it is a party, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other

Loan Document to which it is a party and to own or hold under lease its property and to conduct its business substantially as currently conducted by it.

        SECTION 7.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

               (a) contravene the Borrower's or any such Obligor's Organic Documents;

               (b) contravene any contractual restriction (including, without limitation, the Senior Note Indentures), law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

               (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any other Obligor's properties.

        SECTION 7.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party. Neither the Borrower nor any of its Significant Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        SECTION 7.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms except as enforceability may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors or (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms except as enforceability may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors or (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief.

        SECTION 7.5. Financial Information. The balance sheets of the Borrower and each of its Subsidiaries as at December 31, 1999 and the related statements of earnings and cash flow of the Borrower and each of its Subsidiaries, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their operations for the period then ended.

        SECTION 7.6. No Material Adverse Effect. Since December 31, 1999, there has been no Material Adverse Effect.

        SECTION 7.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Significant Subsidiaries, or any of their respective properties, businesses, assets or revenues, which would reasonably be expected to have a Material Adverse Effect or which purports to materially and adversely affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in Item 7.7 ("Litigation") of the Disclosure Schedule.

        SECTION 7.8. Subsidiaries. The Borrower has no Significant Subsidiaries, except those Significant Subsidiaries

               (a) which are identified in Item 7.8 ("Existing

        Significant Subsidiaries") of the Disclosure Schedule; or

               (b) which are permitted to have been acquired in accordance with
        Section 8.2.5 or 8.2.10.

        SECTION 7.9. Ownership of Properties. The Borrower and each of its Significant Subsidiaries owns good and marketable title to all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 8.2.3.

        SECTION 7.10. Taxes. The Borrower and each of its Significant Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

        SECTION 7.11. Pension and Welfare Plans. No steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 7.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

        SECTION 7.12. Environmental Warranties. Except as set forth in Item 7.12 ("Environmental Matters") of the Disclosure Schedule:

               (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its

        Significant Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Significant Subsidiaries in material compliance with all Environmental Laws;

               (b) there have been no past, and there are no pending or, to the Borrower's knowledge, threatened

                   (i) claims, complaints, notices or requests for information received by the Borrower or any of its Significant Subsidiaries with respect to any alleged violation of any Environmental Law that, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect, or

                   (ii) complaints, notices or inquiries to the Borrower or any of its Significant Subsidiaries regarding potential liability under any Environmental Law that, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect;

               (c) there are no unremediated Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Significant Subsidiaries that, singly or in the aggregate, result in, or may reasonably be expected to result in, a Material Adverse Effect;

               (d) the Borrower and its Significant Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

               (e) no property now or previously owned or leased by the Borrower or any of its Significant Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

               (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the

        Borrower or any of its Significant Subsidiaries that, singly or in the aggregate, result in, or may reasonably be expected to result in, a Material Adverse Effect;

               (g) neither Borrower nor any Significant Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Significant Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

               (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Significant Subsidiary of the Borrower that, singly or in the aggregate, result in, or may reasonably be expected to result in, a Material Adverse Effect; and

               (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which would reasonably be expected to result in a Material Adverse Effect.

        SECTION 7.13. Regulations G, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

        SECTION 7.14. Accuracy of Information. All factual information (which shall not include projections) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified (except with respect to the financial statements of Borrower and its Subsidiaries, which will fairly present the financial condition of the entities covered thereby as of the date thereof) and, with respect to information provided prior to the execution of this Agreement, as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.


                                  ARTICLE VIII

                                   COVENANTS

        SECTION 8.1. Affirmative Covenants. The Borrower agrees with the Agent and each Lender that, from and after the Effective Date, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 8.1.

        SECTION 8.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

               (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of the Borrower;

               (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, (i) a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated and, if available, consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year, consolidated and, if available, consolidating statements of earnings of the Borrower and its Subsidiaries for such Fiscal Year and consolidated statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agent and the Required Lenders by Arthur Andersen & Company or other independent public accountants acceptable to the Agent and the Required Lenders and (ii) if not otherwise provided, consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings of the Borrower and its Subsidiaries as of the end of such Fiscal Year, certified by an Authorized Officer of the Borrower;

               (c) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 120 days after the end of each Fiscal Year, a certificate, executed by an Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 8.2.4;

               (d) as soon as available and in any event within ninety days after the end of each Fiscal Year of the Borrower, a consolidated budget for the Borrower and its Subsidiaries for the following Fiscal Year, in form and substance satisfactory to the Agent;

               (e) as soon as possible and in any event within three days after the Borrower obtains knowledge of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

               (f) as soon as possible and in any event within five days after (x) the Borrower obtains knowledge of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 7.7, (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 7.7, or
        (z) any other Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

               (g) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its securityholders, and all reports and registration statements which the Borrower or any of its Significant Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

               (h) immediately upon the Borrower's knowledge of the institution of any steps by the Borrower or any member of its Controlled Group to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

               (i) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Significant Subsidiaries as any Lender through the Agent may from time to time reasonably request and which the Borrower is legally permitted to provide to such Lender.

The Borrower may provide some or all of the information required in clauses (a) and (b) above by providing copies of its Forms 10-Q and/or 10-K filed with the Securities and Exchange Commission.

        SECTION 8.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

               (a) the maintenance and preservation of its corporate existence and, if applicable, qualification as a foreign corporation; and

               (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

        SECTION 8.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its material properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

        SECTION 8.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

        SECTION 8.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent or any of its representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with one such exercise by the Agent of its rights pursuant to this Section; provided, however, after the occurrence and during the continuance of any Default, the Borrower shall pay for all fees of such independent accountants incurred with each exercise by the Agent of its rights pursuant to this Section.

        SECTION 8.1.6. Environmental Covenant. The Borrower will, and will cause each of its Significant Subsidiaries to,

               (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

               (b) immediately notify the Agent and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws; and

               (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 8.1.6.

        SECTION 8.1.7. Dividends of Subsidiaries. Promptly upon (but in no case more than five (5) Business Days after) the occurrence of an Event of Default, the Borrower shall cause each of its Wholly-Owned Subsidiaries to declare and pay dividends on, or to make payments or distributions on account of, the shares of all classes of stock of such entity in an amount equal to (x) all funds legally and contractually available at such time to such Subsidiary for the payment of dividends minus (y) without duplication, such Wholly-Owned Subsidiary's budgeted working capital and budgeted cash requirements for the following six months.

        SECTION 8.2. Negative Covenants. The Borrower agrees with the Agent and each Lender that, from and after the Effective Date until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 8.2.

        SECTION 8.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries or Joint Ventures to, engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto; provided, however, that up to ten percent (10%) of the consolidated net assets of the Borrower and its Subsidiaries may be used for unrelated businesses.

        SECTION 8.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

               (a) Indebtedness existing as of the Effective Date which is identified in Item 8.2.2(a) ("Ongoing Indebtedness") of the Disclosure Schedule;

               (b) Indebtedness which is incurred by the Borrower or any of the Borrower's Subsidiaries to a vendor of any assets to finance the acquisition of such assets so long as the only recourse of such vendor is to the assets so financed and, in the case of a Special Purpose Subsidiary that has acquired such assets, to the stock or other ownership interests of such Special Purpose Subsidiary;

               (c) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

               (d) Indebtedness of the Borrower which is owed to and held by a Wholly Owned Subsidiary (it being understood and agreed that the obligations of the Borrower under its subordinated debt securities issued to a Trust in connection with the Guaranteed Preferred Securities are not considered

        Indebtedness for purposes of this Agreement) and Indebtedness of a Wholly Owned Subsidiary or Cogen America which is owed to and held by the Borrower or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any capital stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Indebtedness (other than to the Borrower or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Borrower or by a Wholly Owned Subsidiary, as the case may be;

               (e) Indebtedness of a Subsidiary of the Borrower for which recourse is limited (i) to the asset or assets being financed, (ii) to such Subsidiary itself, where the asset or assets being financed constitute all or substantially all of the assets of such Subsidiary (a "Special Purpose Subsidiary"), and/or (iii) to the stock or other ownership interests in a Special Purpose Subsidiary;

               (f) Indebtedness in respect of Capitalized Lease Liabilities, unsecured Subordinated Debt of the Borrower and other unsecured Indebtedness of the Borrower or a Subsidiary if, after giving effect to the issuance thereof, the Interest Coverage Ratio calculated as of the end of the most recent Fiscal Quarter on a pro forma basis is equal to or greater than 2.00 to 1.00;

               (g) Indebtedness secured by property or assets acquired by, or owned by any Person acquired by, the Borrower or any of its Subsidiaries that was in existence at the time such property, assets or Person are acquired so long as such Indebtedness was not incurred in contemplation of such acquisition; provided, however, that the Borrower would have been able to incur such Indebtedness at the time of incurrence thereof pursuant to clause (f) above (assuming for purposes of this proviso that such Indebtedness was unsecured);

               (h) unsecured Indebtedness of the Borrower or any of its Subsidiaries arising from the endorsements of instruments for collection in the ordinary course of business;

               (i) unsecured Indebtedness of the Borrower or any of its Subsidiaries with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business;

               (j) unsecured Hedging Obligations and unsecured Contingent Liabilities of the Borrower or any of its Subsidiaries, in the ordinary course of business and consistent with applicable risk management guidelines established by the Borrower from time to time;

               (k) Indebtedness in respect of commercial paper issued and sold in the commercial paper market in an aggregate principal or stated amount not to exceed the sum of (i) the stated amount of any letters of credit issued under the $400,000,000 Credit Agreement to support or secure such commercial paper plus (ii) the unused availability under the $400,000,000 Credit Agreement; and

               (l) extensions, renewals and refinancings of any of the foregoing permitted Indebtedness (except with respect to the Loans and other Obligations referred to in clause (j) above); provided that the outstanding principal amount of such Indebtedness is not increased, no obligor under such Indebtedness is liable for any such Indebtedness except to the extent it was liable for the Indebtedness so renewed or refinanced and if the Indebtedness being refinanced is subordinated to the Indebtedness of any obligor, such Indebtedness shall be subordinated at least to the same extent; provided, further, that the limitations set forth in this clause (l) shall not apply to Indebtedness which is otherwise permitted under this Section 8.2.2, even if such Indebtedness is used to repay or refinance other existing Indebtedness.

provided, however, that no Indebtedness otherwise permitted by clauses (d), (f),
(g), (j) or (k) shall be permitted if, after giving effect to the incurrence thereof, any Default (other than a Nonmaterial Subsidiary Default) shall have occurred and be continuing.

        SECTION 8.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

               (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

               (b) Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause (a) of
        Section 8.2.2;

               (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (b) of Section 8.2.2 where recourse is limited as described in clause (b) of Section 8.2.2;

               (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

               (g) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

               (h) Liens granted to secure payment of Indebtedness of the type permitted and described in clauses (e) and (g) of Section 8.2.2 where recourse is limited as described in clauses (e) or (g), as applicable, of Section 8.2.2;

               (i) Zoning restrictions, easements, rights of way, title irregularities and other similar encumbrances which alone or in the aggregate do not materially detract from the value of the property subject thereto;

               (j) Liens on the property or assets of any Subsidiary of the Borrower in favor of the Borrower;

               (k) Banker's Liens and similar Liens (including set-off rights) in respect of bank deposits;

               (l) Landlord's Liens and similar Liens in respect of leased property;

               (m) Liens securing Attributable Debt with respect to outstanding leases entered into pursuant to Sale/Leaseback Transactions so long as the amount thereof does not exceed 10% of the consolidated tangible assets of the Borrower and its Subsidiaries; and

               (n) Liens incurred in connection with the extension, renewal or refinancing of Indebtedness secured by Liens permitted and described in clauses (b), (c) and (h) of this Section 8.2.3; provided, however, that
        (x) such new Lien shall be limited to all or part of the same property that secured the original Lien and (y) the Indebtedness secured by such Lien at such time is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of such Indebtedness); provided, further, that the limitations set forth in this clause (n) shall not apply to Liens which are otherwise permitted under this
        Section 8.2.3, even if such Liens secure Indebtedness issued to repay or refinance existing Indebtedness permitted and described in clauses (b),
        (c) and (h) of this Section 8.2.3.

        SECTION 8.2.4. Financial Condition. The Borrower will not permit:

               (a) Its Tangible Net Worth to be less than (i) $820,699,000 plus
        (ii) 50% of the Consolidated Net Income of the Borrower and its Subsidiaries (without giving effect to any losses) for each Fiscal Quarter ending on or after December 31, 1999 plus (iii) 100% of the Net Equity Proceeds from any equity offering by the Borrower after the date hereof.

               (b) Its Leverage Ratio to be greater than .85 to 1.00 as of the end of any Fiscal Quarter.

               (c) Its Interest Coverage Ratio as of the end of any Fiscal Quarter, to be less than 1.75 to 1.00 for the twelve (12) month period comprising the four previous Fiscal Quarters.

               (d) Its Interest Coverage Ratio (Parent Only) as of the end of any Fiscal Quarter, to be less than 1.60 to 1.00 for the twelve (12) month period comprising the four previous Fiscal Quarters.

        SECTION 8.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

               (a) Investments existing on the Effective Date and identified in
        Item 8.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

               (b) Cash Equivalent Investments; and

               (c) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries or in any Investment Joint Venture of the Borrower or Investments by the Borrower's Subsidiaries in other Subsidiaries or in any Investment Joint Venture of the Borrower, whether now existing or hereafter organized in permitted lines of business of the Borrower and its Subsidiaries and lines of business related thereto by way of contributions to capital or loans or advances;

               (d) from and after the Effective Date, in the ordinary course of business, Investments by the Borrower or any of its Subsidiaries in Persons that are not Subsidiaries of the Borrower or Investment Joint Ventures of the Borrower so long as such Persons are engaged only in permitted lines of business of the Borrower and its Subsidiaries and lines of business related thereto and so long as no such single Investment (or series of related Investments) exceeds 5% of the Borrower's consolidated tangible assets as of the end of the most recent Fiscal Quarter for which the Borrower has delivered the financial statements required under Section 7.1.1 hereof and the aggregate of all such Investments at any time outstanding does not exceed 10% of the Borrower's consolidated tangible assets as of the end of the most recent Fiscal Quarter for which the Borrower has delivered the financial statements required under Section 7.1.1 hereof;

provided, however, that

               (e) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

               (f) no Investment otherwise permitted by clauses (c) or (d) shall be permitted to be made if, immediately before or after giving effect thereto, any Material Adverse Effect or any Default (other than a Nonmaterial Subsidiary Default) shall have occurred and be continuing.

        SECTION 8.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

               (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower;

               (b) the Borrower will not, and will not permit any of its Subsidiaries to

                   (i) make any payment or prepayment of principal of, or make any payment of interest on, any Senior Notes or any Subordinated Debt on any day other than the stated date for such payment or prepayment set forth in the documents and instruments memorializing any Senior Notes or such Subordinated Debt, or which would violate the subordination provisions of any such Subordinated Debt; provided, that the Borrower may pay or prepay all or a portion of the Senior Notes if both before and after giving effect thereto, no Default shall have occurred or be continuing and there are no Loans outstanding hereunder; or

                   (ii) redeem, purchase or defease any Senior Notes or any
               Subordinated Debt unless the effect of such redemption, purchase or defeasance is to make a payment or prepayment permitted under clause (b)(i);

               (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes except to the extent a payment or prepayment would be otherwise permitted hereunder; and

               (d) the Borrower will not, and will not permit any of its Subsidiaries to, make any voluntary prepayment of principal of any Indebtedness, if either before or after giving effect thereto, there shall exist a Default (other than a Nonmaterial Subsidiary Default) or an Event of Default.

        SECTION 8.2.7. Capital Expenditures and Investments. The Borrower will not make or commit to make Capital Expenditures for or Investments in, or in connection with, any new project if a Default (other than a Nonmaterial Subsidiary Default) or Event of Default shall have occurred and be continuing; provided, however, that if on the date of any such Default, the Borrower is contractually obligated to make such a Capital Expenditure or Investment, the Borrower shall be permitted to make such Capital Expenditure or Investment.

        SECTION 8.2.8. Rental Obligations. The Borrower will not enter into at any time any arrangement which does not create a Capitalized Lease Liability or a Sale/Leaseback Transaction and which involves the leasing by the Borrower from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $10,000,000 for any Fiscal Year or $50,000,000 during the full remaining term of such arrangements; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

        SECTION 8.2.9. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

               (a) the Borrower or a Wholly Owned Subsidiary may merge with another Person if (i) (A) the Borrower or such Subsidiary is the continuing Person following such merger or (B) in the case of a merger by the Borrower, the Person (if other than the Borrower) formed by such merger (including a consolidation effected by a sale or transfer of all or substantially all of the assets of a Person) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and expressly assumes the obligations of the

        Borrower under this Agreement, (ii) such merger or consolidation is otherwise permitted under the Senior Note Indentures, (iii) no Default (other than a Nonmaterial Subsidiary Default) has occurred and is continuing or would occur after giving effect thereto and (iv) after giving effect thereto, the Borrower's S&P Rating shall not be reduced below BB- and the Borrower's Moody's Rating shall not be reduced below Ba3;

               (b) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; provided, however, in no event may a Subsidiary that holds a direct interest in a power generating facility merge with any other Subsidiary that holds a direct or indirect interest in any other power generating facility or other business; and

               (c) so long as no Default (other than a Nonmaterial Subsidiary Default) has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets or stock of any Person if permitted (without duplication) by Section 8.2.5 and Section 8.2.7.

        SECTION 8.2.10. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless

               (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 8.2.9; or

               (b) (i) the Borrower or its Subsidiary receives consideration at the time of such sale, transfer, lease, contribution or conveyance at least equal to the fair market value of assets being sold, transferred, leased, contributed or conveyed, (ii) at least sixty percent (60%) of the consideration received by the Borrower or such

        Subsidiary is in the form of cash or cash equivalents and (iii) an amount equal to 100% of Net Available Cash is either (x) reinvested in Additional Assets within 365 days of such asset sale or (y) used by the Borrower to prepay the Loans.

        SECTION 8.2.11. Modification of Certain Agreements. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Senior Notes or the Senior Note Indentures, or any document or instrument evidencing or applicable to any Subordinated Debt, other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption.

        SECTION 8.2.12. Transactions with Affiliates. Except for transactions between the Borrower and its Wholly Owned Subsidiaries or Cogen America or between one Wholly Owned Subsidiary and another Wholly Owned Subsidiary or Cogen America, the Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

        SECTION 8.2.13. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by clause (a) of Section
8.2.2 as in effect on the Effective Date or by clauses (b) and (e) of Section 8.2.2, clause (f) of Section 8.2.2 for Capitalized Lease Liabilities incurred by a Subsidiary that is formed after the Effective Date, and clause (g) of Section
8.2.2 (and refinancings, extensions and renewals of such Indebtedness permitted under clause (l) of Section 8.2.2) as to the assets financed with the proceeds of such Indebtedness) prohibiting

               (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

               (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

        SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

        SECTION 9.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of interest on any Loan, any fee or of any other Obligation.

        SECTION 9.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article VI) is or shall be incorrect when made in any material respect.

        SECTION 9.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 8.2 and such default shall continue unremedied for a period of 10 days after the earlier of (i) current, actual knowledge thereof by the Borrower or
(ii) notice thereof has been given to the Borrower by the Agent.

        SECTION 9.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender (or such longer period as the Required Lenders in their discretion, may agree, provided that such Obligor has commenced such cure within such 30 day period and thereafter diligently pursues such cure to completion).

        SECTION 9.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 9.1.1) of the Borrower or any of its Significant Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $10,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or, in the case of the Borrower only, such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity or a default shall occur in the performance or observance of any obligation or condition with respect to any Indebtedness of any Significant Subsidiary or Obligor having a principal amount in excess of $10,000,000 and, as a result thereof, the holder or holders of such Indebtedness, or any trustee or agent for such holders, causes such Indebtedness to be repaid more quickly than theretofore scheduled, whether through the introduction of a "cash sweep," the increase of an existing "cash sweep" or otherwise.

        SECTION 9.1.6. Judgments. Any final judgment or order (not covered by insurance) for the payment of money shall be rendered against the Borrower or any Significant Subsidiary or any other Obligor in an amount in excess of $25,000,000 (or its foreign currency equivalent) (treating any deductibles, self-insurance or retention as not so covered) which is not stayed or discharged within 30 days after entry of such final judgment or order, and there shall be any period of more than 30 consecutive days following entry of the final judgment or order in excess of $25,000,000 (or its foreign currency equivalent) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

        SECTION 9.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

               (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $10,000,000; or

               (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

        SECTION 9.1.8. Control of the Borrower. Any Change in Control shall occur.

        SECTION 9.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Significant Subsidiaries or any other Obligor shall

               (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

               (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

               (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Significant Subsidiary and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

               (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Significant Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Significant Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Significant Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Significant Subsidiary and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

               (e) take any action authorizing any of the foregoing.

        SECTION 9.1.10. Impairment of Security, etc. Any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; or the Borrower, any other Obligor or any Subsidiary shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

        SECTION 9.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 9.1.9 shall occur with respect to the Borrower or any Significant

Subsidiary or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

        SECTION 9.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
9.1.9 with respect to the Borrower or any Significant Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


                                    ARTICLE X

                                    THE AGENT

        SECTION 10.1. Actions. Each Lender hereby appoints Scotiabank as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

        SECTION 10.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., San Francisco time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

        SECTION 10.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

        SECTION 10.4. Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

               (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

               (b) Section 11.3 (with respect to expenses incurred prior to resignation) and Section 11.4 shall continue to inure to its benefit.

        SECTION 10.5. Loans by Scotiabank. Scotiabank shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates and
(y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. Scotiabank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Scotiabank were not the Agent hereunder.

        SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

        SECTION 10.7. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

        SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

               (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

               (b) modify this Section 11.1, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender, extend the due date for or reduce any fees described in Article III, extend any Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note;

               (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan; or

               (d) affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent.

In addition, Section 6.3 shall not be amended without the consent of the Agent. No failure or delay on the part of the Agent, any Lender or the holder of any
Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

        SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

        SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent) in connection with

               (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

               (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

        The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes (other than income taxes) which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, the issuance of the Notes, or any other Loan Documents. The Borrower also agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations upon and during the continuing of an Event of

Default.

        SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred by any Indemnified Party in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

               (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

               (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of the Required Lenders' refusal to make any Credit Extension as a result of the Borrower's failure to satisfy the conditions in Article VI hereof but not including any breach of this Agreement or any other Loan Document by the Agent or any of the Lenders);

               (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

               (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

               (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities resulting from, arising out of or relating to the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        SECTION 11.5. Survival. The obligations of the Borrower under Sections 5.3, 5.4, 5.5, 5.6, 11.3 and 11.4, and the obligations of the Lenders under
Section 10.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

        SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

        SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and the conditions set forth in Section 6.1 shall have been satisfied.

        SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

               (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

               (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

        SECTION 11.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 11.11.

        SECTION 11.11.1. Assignments. Any Lender,

               (a) with the written consents of the Borrower and the Agent (which consents shall not be unreasonably withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Agent, on or before the tenth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

               (b) with notice to the Borrower and the Agent and with the written consent of the Agent (which consent shall not be unreasonably withheld), may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or a fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments) in a minimum aggregate amount of $10,000,000 or, if less, the amount of such Lender's Commitment; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 5.6 and further, provided, however, that, the Borrower, each other Obligor and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

               (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

               (ii) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent, and

               (iii) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement,
(x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents with respect to obligations arising after the date of assignment. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void. In addition to the foregoing, and notwithstanding any other provision hereof, (i) any Lender may at any time assign its rights under this Agreement to any Federal Reserve Bank and (ii) Scotiabank shall provide notice to the Lenders of any assignments by it under this Section 11.11.1.

        SECTION 11.11.2. Participations. Any Lender may, with the written consent of the Borrower (which consent shall not be unreasonably withheld and which consent shall be deemed to have been given in the absence of a written notice delivered by the

Borrower to such Lender, on or before the tenth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) and the Agent at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

               (a) no participation or sub-participation contemplated in this
        Section 11.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

               (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

               (c) the Borrower and each other Obligor and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

               (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of
        Section 11.1, and

               (e) the Borrower shall not be required to pay any amount under
        Section 5.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 5.3, 5.4, 5.5, 5.6, 5.8, 5.9, 11.3 and 11.4, shall be considered a
Lender.

        SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

        SECTION 11.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK OR IN ANY MANNER PROVIDED BY LAW. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        SECTION 11.14. Waiver of Jury Trial. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AMONG ANY OF THE AGENT, THE LENDERS

AND THE BORROWER BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

        SECTION 11.15. Confidentiality. The Lenders shall hold all non-public information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, their Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

               (a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

               (b) prior to any such disclosure pursuant to this Section 11.15, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                   (i) to be bound by this Section 11.15;

                   (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this

               Section 11.15; and

               (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        CALPINE CORPORATION


                                        By: ____________________________________
                                            Name:  Michael Thomas
                                            Title:

                                        Address:  50 West San Fernando Avenue
                                                  San Jose, CA 95113

                                        Facsimile No.: (408) 995-0505

                                        Attention: Senior Vice President-Finance

                                        THE BANK OF NOVA SCOTIA,
                                        as Agent


                                        By:_______________________________
                                                 Name:
                                                 Title:

                                        Address:    580 California Street
                                                    Suite 2100
                                                    San Francisco, CA  94111

                                        Facsimile No.:    (415) 397-0791

                                        Attention: Jon Burckin

                                        with a copy to:

                                                The Bank of Nova Scotia
                                                600 Peachtree Street N.E.
                                                Suite 2700
                                                Atlanta, GA  30308
                                                Attention: Eudia Smith
                                                       Administrative Agent -
                                                       Loan Administration

                                                Facsimile No.:    (404) 888-8998

         PERCENTAGE                                       LENDERS

                                        THE BANK OF NOVA SCOTIA

       33.34%
                                        By:________________________________
                                           Name:
                                           Title:

                                        Address:    580 California Street
                                                    Suite 2100
                                                    San Francisco, CA  94104

                                        Facsimile No.:    (415) 397-0791

                                        Attention: Jon Burckin

                                        with a copy to:

                                                The Bank of Nova Scotia
                                                600 Peachtree Street N.E.
                                                Suite 2700
                                                Atlanta, GA  30308
                                                Attention: Eudia Smith
                                                       Administrative Agent -
                                                       Loan Administration

                                                Facsimile No.:    (404) 888-8998


                                        Domestic and LIBOR Office:

                                                580 California Street
                                                Suite 2100
                                                San Francisco, CA  94104

                                        Facsimile No.:  (415) 397-0791

                                        Attention: Jon Burckin

                                        CREDIT SUISSE FIRST BOSTON

       33.33%
                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Address:    5 World Trade Center
                                                    New York, New York 10048
                                                    ATTN: Jenaro Sarasola

                                        Phone:      212-322-1384
                                        Fax:        212-335-0593

                                        With a copy to:

                                                    11 Madison Avenue
                                                    New York, New York 10010
                                                    ATTN: James Moran

                                        Phone:      212-325-9176
                                        Fax:        212-325-8615

                                        Domestic and LIBOR Office:

                                                    5 World Trade Center
                                                    New York, New York 10048
                                                    ATTN: Jenaro Sarasola

                                        Phone:      212-322-1384
                                        Fax:        212-335-0593

                                        CANADIAN IMPERIAL BANK OF COMMERCE

         33.33%
                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Address:    425 Lexington Avenue
                                                    New York, New York 10017


                                        Facsimile No.:    (212) 885-4911

                                        Attention: Sanjeeva Senanayake

                                        with a copy to:

                                                    CIBC INC.
                                                    2727 Paces Ferry Road
                                                    Atlanta, Georgia 30339

                                        Attention: Miriam McCart

                                        Facsimile No.: (770) 319-4950

                                        Domestic and LIBOR Office:

                                                    CIBC INC.
                                                    2727 Paces Ferry Road
                                                    Atlanta, Georgia 30339

                                        Attention: Miriam McCart

                                        Facsimile No.: (770) 319-4950

                                                                      SCHEDULE 1

                               DISCLOSURE SCHEDULE


ITEM 7.7 Litigation.

On September 30, 1997, a lawsuit was filed by Indeck North American Power Fund ("Indeck") in the Circuit Court of Cook County, Illinois against Norweb plc. and certain other parties, including the Borrower. Some of Indeck's claims relate to Calpine Gordonsville, Inc.'s acquisition of a 50% interest in Gordonsville Energy L.P. from Northern Hydro Limited and Calpine Auburndale, Inc.'s acquisition of a 50% interest in Auburndale Power Plant Partners Limited Partnership from Norweb Power Services (No. 1) Limited. Indeck claimed that Calpine Gordonsville, Inc., Calpine Auburndale, Inc. and the Borrower tortuously interfered with Indeck's contractual rights to purchase such interests and conspired with other parties to do so. Indeck is seeking $25.0 million in compensatory damages, $25.0 million in punitive damages, and the recovery of attorneys' fees and costs. In April 1999, the court dismissed the claims against Calpine Auburndale and Calpine Gordonsville with prejudice. Indeck appealed the court's decision. The outcome of the appeal is not expected until late 2000. The Borrower is unable to predict the outcome of these proceedings but it does not expect that the outcome of these proceedings will have a material adverse effect on its financial position or results of operations.

The Borrower and its affiliates are involved in various other claims and legal actions arising out of the normal course of business. The Borrower does not expect that the outcome of these proceedings will have a material adverse effect on the Borrower's financial position or results of operations, although no assurance can be given in this regard.

ITEM 7.8 Existing Significant Subsidiaries.

          State of        Ownership      Business
Name    Incorporation         %         Description
----    -------------     ---------     -----------

Geysers Power Company, LLC
Calpine Eastern Corporation
Calpine Finance Company
Calpine Cogeneration Corporation
Calpine Construction Finance Company, L.P.

ITEM 7.11  Employee Benefit Plans.

        None

ITEM 7.12 Environmental Matters.

        None

ITEM 8.2.2(a) Ongoing Indebtedness.

         Creditor                      Outstanding Principal Amount
         --------                      ----------------------------
                              9 1/4% Senior Notes Due 2004      $105,000,000.00

                              10 1/2% Senior Notes Due 2006     $180,000,000.00

                              7 7/8% Senior Notes Due 2008      $400,000,000.00

                              8 3/4% Senior Notes Due 2007      $275,000,000.00

                              7 5/8% Senior Notes Due 2006      $250,000,000.00

                              7 3/4% Senior Notes Due 2009      $350,000,000.00

Second Amended and Restated
                              Credit Agreement dated 5/23/00    $400,000,000.00

ITEM 8.2.5(a) Ongoing Investments.

See attached pages.

                                                               SCHEDULE 8.2.5(a)

Any Investment of the Borrower or any of its Subsidiaries existing on the Effective Date in respect of, or relating to, any of the operating power plants, pending power plant acquisitions, development projects and operating steam fields described below, [and any other operating power plants, pending power plant acquisitions, development projects, operating steam fields, reserves of geothermal steam and fluid, natural gas reserves or other assets within the scope of the Borrower's or any of its Subsidiaries' existing business in existence as of the Effective Date].


                                  POWER PLANTS

                                                                                     COMMENCEMENT                    TERM OF
                          POWER         NAMEPLATE         CALPINE    CALPINE NET          OF                          POWER
                        GENERATION       CAPACITY        INTEREST      INTEREST       COMMERCIAL       POWER          SALES
POWER PLANT             TECHNOLOGY   (MEGAWATTS) (1)    PERCENTAGE    (MEGAWATTS)     OPERATION      PURCHASERS      AGREEMENT
-----------             ----------   ---------------    ----------    -----------     ---------      ----------      ---------
OPERATING POWER
PLANTS
Texas City............   Gas-Fired        450              100%          450             1987            TUEC           2002
                                                                                                        UCC (2)         2003
Clear Lake............   Gas-Fired        377              100%          377             1984             TNP           2004
                                                                                                         HL&P           2005
Bayonne...............   Gas-Fired        165             7.06%         11.6             1988            JCPL           2008
                                                                                                       PSEG (14)        2008
Gordonsville..........   Gas-Fired        240               50%          120             1994          VEPCO (4)        2004
Lockport..............   Gas-Fired        184            11.36%         20.9             1992             GM            2007
                                                                                                      NYSEG (5)
Auburndale............   Gas-Fired        150               50%           75             1994        Florida Power      2013
                                                                                                       Company
Sumas.................   Gas-Fired        125               70%         87.5             1993         Puget Sound       2013
                                                                                                    Power & Light
King City.............   Gas-Fired        120              100%          120             1989        Pacific Gas &      2019
                                                                                                   Electric ("PG&E")
Gilroy................   Gas-Fired        120              100%          120             1988            PG&E           2018

Kennedy
International Airport.   Gas-Fired        107               50%         53.5             1995      Port Authority (7)   2015

Bethpage..............   Gas-Fired         57              100%           57             1989        NG Corp. (8)       2004
Greenleaf 1...........   Gas-Fired       49.5              100%         49.5             1989            PG&E           2019

Greenleaf 2...........   Gas-Fired       49.5              100%         49.5             1989            PG&E           2019

Stony Brook...........   Gas-Fired         40               50%           20             1995            SUNY           2015
                                                                                                      LILCo (9)
Agnews................   Gas-Fired         29               20%          5.8             1990            PG&E           2021

Watsonville...........   Gas-Fired       28.5              100%         28.5             1990            PG&E           2009

West Ford Flat........   Geothermal        27              100%           27             1988            PG&E           2008

Bear Canyon...........   Geothermal        20              100%           20             1988            PG&E           2008

Aidlin................   Geothermal        20                5%            1             1989            PG&E           2009

PENDING ACQUISITION
Pittsburg.............   Gas-Fired         70              100%           70             1966        Dow Chemical        n/a
                                                                                                     Corporation
PROJECTS UNDER CONSTRUCTION

Pasadena (10).........   Gas-Fired        240              100%          240             1998     Phillips Petroleum    2018
                                                                                                    Company (10)
Dighton (11)..........   Gas-Fired        169               50%           84.5           1999          Merchant          n/a


                                  STEAM FIELDS


                                  APPROPRIATE          CALPINE      CALPINE NET     COMMENCEMENT
                                   CAPACITY           INTEREST       INTEREST       OF COMMERCIAL         UTILITY        ESTIMATED
STEAM FIELD                    (MEGAWATTS) (12)      PERCENTAGE     (MEGAWATTS)       OPERATION          PURCHASER       LIFE (13)
-----------                    ----------------      ----------     -----------     -------------   -----------------    ---------
Thermal Power Company........        140                100%           140              1960               PG&E           2018
PG&E Unit 13.................         75                100%            75              1980               PG&E           2018
PG&E Unit 16.................         74                100%            74              1985               PG&E           2018
SMUDGEO #1...................         50                100%            50              1983            Sacramento        2018
                                                                                                    Municipal Utility
                                                                                                         District
Cerro Prieto.................         80              100%(14)          80              1973             Comision         2000 (15)
                                                                                                        Federal de
                                                                                                       Electricidad

--------------------

(1) Nameplate capacity may not represent the actual output for a facility at any particular time.

(2) The power purchasers for the Texas City Power Plant are the Texas Utilities Electric Company ("TUEC") and the Union Carbide Corporation ("UCC").

(3) The power purchasers for the Clear Lake Power Plant are the Texas-New Mexico Power Company ("TNP"), the Houston Lighting and Power Company ("HL&P") and the Hoechst Celanese Chemical Group, Inc. ("HCCG").

(4) The power purchaser for the Gordonsville Power Plant is Virginia Electric and Power Company ("VEPCO").

(5) The power purchasers for the Lockport Power Plant are General Motors ("GM") and New York State Electric and Gas ("NYSEG").

(7) Electricity generated by the Kennedy International Airport Power Plant is sold to the Port Authority of New York and New Jersey ("Port Authority") and excess energy is sold to other utility customers.

(8) Electricity generated by the Bethpage Power Plant is sold to the Northrup Grumman Corporation ("NG Corp."), and excess energy is sold to Long Island Lighting Corporation ("LILCo").

(9) Electricity generated by the Stony Brook Power Plant is sold to the State University of New York at Stony Brook ("SUNY") and excess energy is sold to LILCo.

(10) The Pasadena Power Plant is currently under construction and is expected to commence commercial operation in July 1998. Approximately 90 megawatts will be sold to Phillips Petroleum Company, with the remaining available electricity generated to be sold into the open market.

(11) The Dighton Power Plant is currently under construction and is expected to commence commercial operation in early 1999. The Company invested $16.0 million in the facility, which entitles the Company to receive a preferred payment stream at a rate of 12.07% per annum on its investment. Based on the Company's current estimates, this preferred payment stream will represent approximately 50% of project cash flow beginning at the commencement of commercial operation. A merchant plant is a power generation facility that sells all or a portion of its electricity into the competitive market rather than pursuant to long-term power sales agreements.

(12) Capacity is expected to gradually diminish as the production of the related steam fields declines.

(13) Other than the Cerro Prieto Steam Field, the stream sales agreements remain in effect so long as steam is produced in commercial quantities. There can be no assurance that the estimated life shown accurately predicts actual productive capacity of the steam fields.

(14) The power purchasers for the Bayonne Power Plant are Public Service Electric & Gas Company and Jersey Central Power & Light Company.

                                                               SCHEDULE 8.2.5(a)

                               ONGOING INVESTMENTS

                           POWER GENERATION FACILITIES


Lake County
Wastewater Pipeline:         An approximate $3.75 million investment to be
                             made in 1996 and 1997 to augment steam
                             generation. Calpine is partners in this project with PG&E, Union Oil Company of California,
                             Northern California Power Association, Lake
                             County Sanitation District, among others.

                                                                       EXHIBIT A

                                      NOTE


$                                                                  June 23, 2000
 -----------


        FOR VALUE RECEIVED, the undersigned, CALPINE CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________ (the "Lender") on the Commitment Termination Date, the principal sum of _________________ DOLLARS ($ ________) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender pursuant to that certain Bridge Credit Agreement, dated as of June 23, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, THE BANK OF NOVA SCOTIA, as Agent, and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto.

        The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

        Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immedi ately available funds to the account designated by the Agent pursuant to the Credit Agreement.

        This Note is one of the Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

        All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

        THIS NOTE SHALL BE DEEMED TO BE MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                                 CALPINE CORPORATION


                                                 By ____________________________
                                                    Name:
                                                    Title:

                          LOANS AND PRINCIPAL PAYMENTS


=================================================================================================================================
                      Amount of               Interest         Amount of Principal      Unpaid Principal
                      Loan Made                Period                Repaid                 Balance
                ---------------------                          -------------------      -----------------
                Base             LIBO            (If           Base           LIBO      Base         LIBO               Notation
  Date          Rate             Rate         Applicable)      Rate           Rate      Rate         Rate      Total     Made By
=================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

=================================================================================================================================

                                                                       EXHIBIT B

                                BORROWING REQUEST


The Bank of Nova Scotia
600 Peachtree Street N.E.
Suite 2700
Atlanta, GA  30308

Attention:  Ms. Eudia Smith

                               CALPINE CORPORATION

Gentlemen and Ladies:

        This Borrowing Request is delivered to you pursuant to Section 2.3 of the Bridge Credit Agreement, dated as of June 23, 2000 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Calpine Corporation, a Delaware corporation (the "Borrower"), certain financial institutions and The Bank of Nova Scotia, as agent (the "Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        The Borrower hereby requests that a Loan be made in the aggregate principal amount of $__________ on __________, ____ as a [LIBO Rate Loan having an Interest Period of ______ months] [Base Rate Loan].

        The Borrower hereby further certifies that its incurrence of the Indebtedness evidenced by the Loans is permitted under the terms of the Senior
Note Indentures pursuant to Section 3.4[__] thereof. If the Borrower is relying on clause (a) of Section 3.4 of the Senior Note Indentures, the Borrower has attached hereto a certificate demonstrating its compliance with the incurrence test set forth therein.

        The Borrower hereby acknowledges that, pursuant to Section 6.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 6.2.1 are true and correct in all material respects.

        The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

        Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:


Amount to be               Person to be Paid                  Name, Address, etc.
Transferred            Name            Account No.           of Transferred Lender
$__________         __________         ___________           _____________________
                                                             _____________________
                                       Attention:            _____________________

$__________         __________         ___________           _____________________
                                                             _____________________
                                       Attention:            _____________________

Balance of         The Borrower        ___________           _____________________
such proceeds                                                _____________________
                                       Attention:            _____________________



        The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of ___________, _______ .

                                           CALPINE CORPORATION


                                           By __________________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT C

                                                  CONTINUATION/CONVERSION NOTICE


The Bank of Nova Scotia
600 Peachtree Street N.E.
Suite 2700
Atlanta, GA  30308

Attention:  Ms. Eudia Smith

                               CALPINE CORPORATION

Gentlemen and Ladies:

        This Continuation/Conversion Notice is delivered to you pursuant to
Section 2.4 of the Bridge Credit Agreement, dated as of June 23, 2000 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Calpine Corporation, a Delaware corporation (the "Borrower"), certain financial institutions and The Bank Of Nova Scotia, as agent (the "Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        The Borrower hereby requests that on ______________, 200_,

               (1) $_________ of the presently outstanding principal amount of the Loans originally made on _________ , 200_ [and $_________ of the presently outstanding principal amount of the Loans originally made on _________ , 200_],

               (2) and all presently being maintained as */[Base Rate Loans] [LIBO Rate Loans],

               (3) be [converted into] [continued as],



------------
*/    Select appropriate interest rate option.
**/   Insert appropriate interest rate option.

               (4) **/ [LIBO Rate Loans having an Interest Period of _________ months] [Base Rate Loans].

The Borrower hereby:

               (a) certifies and warrants that no Default has occurred and is continuing; and

               (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

        The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this day of , 200_.

                                           CALPINE CORPORATION


                                           By __________________________________
                                              Name:
                                              Title:




------------
**/ Insert appropriate interest rate option.

                                                                       EXHIBIT D


                           LENDER ASSIGNMENT AGREEMENT


To:  Calpine Corporation


To:  The Bank of Nova Scotia,
     as the Agent

                               CALPINE CORPORATION

Gentlemen and Ladies:

        We refer to clause (d) of Section 11.11.1 of the Bridge Credit Agreement, dated as of June 23, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Calpine Corporation, a Delaware corporation (the "Borrower"), the various financial institutions (the "Lenders") as are, or shall from time to time become, parties thereto, and The Bank of Nova Scotia, as agent (the "Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        This agreement is delivered to you pursuant to clause (d) of Section
11.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (c) of Section 11.11.1 of the Credit Agreement, of the assignment and delegation to _______________ (the "Assignee") of ___% of the Loans and Commitments of _____________ (the "Assignor") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

        [Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]

        The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Credit Extensions thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitments and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agent.

        Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

               (a) the Assignee

                   (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

                   (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

               (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof with respect to obligations arising after the effective date of this assignment.

        The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section
11.11.1 of the Credit Agreement upon the delivery hereof.

        The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitments and requests the Agent to acknowledge receipt of this document:

                    (A)      Address for Notices:
                                     Institution Name:
                                     Attention:
                                     Domestic Office:
                                     Telephone:
                                     Facsimile:
                                     LIBOR Office:
                                     Telephone:
                                     Facsimile:

                    (B)      Payment Instructions:

        The Assignee agrees to furnish the tax form required by the last sentence of Section 5.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agent.

        This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Adjusted Percentage                               [ASSIGNOR]

Loan Commitment
    and Loans:                        __%

                                                      By:_______________________
                                                         Title:

Percentage                                        [ASSIGNEE]


Loan Commitment
    and Loans:                        __%

                                                      By:_______________________
                                                         Title:

Accepted and Acknowledged
this ______ day of _________, 200_

The Bank of Nova Scotia,
  as Agent

By:________________________
   Title:



Consented to and acknowledged
this _____ day of __________, 200_

Calpine Corporation


By:________________________
   Title:

                                                                       EXHIBIT E


                      [Opinions of Counsel to the Borrower]

                                                                       EXHIBIT F

                                  June 23, 2000



To the Agent and Banks party to
        the hereinafter described
        Credit Agreement

        Re: Calpine Corporation

Gentlemen:

        We have participated in the preparation of the Bridge Credit Agreement dated as of June 23, 2000 (the "Credit Agreement") among Calpine Corporation ("Borrower"), the banks listed on the signature pages thereof (the "Banks") and The Bank of Nova Scotia, as agent (the "Agent"), and have acted as special counsel for the Agent for purposes of rendering this opinion. Terms defined in the Credit Agreement are used herein as therein defined.

        We have examined originals or copies, certified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

        Upon the basis of the foregoing, we are of the opinion that the documents delivered to the Agent by the Borrower pursuant to Sections 6.1.1 through 6.1.3 of the Credit Agreement are substantially responsive to the requirements of said Sections and the delivery of such documents satisfies the conditions precedent set forth therein.

        We are members of the Bar of the State of California, and the foregoing opinion is limited to the laws of the State of California and the federal laws of the United States of America.

        This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other

To the Agent and Banks party to
        the hereinafter described
        Credit Agreement

June 23, 2000
Page 117


person without our prior written consent.

                                                    Very truly yours,

                                                    MAYER, BROWN & PLATT


                                                    By__________________________
                                                    Its Partner